Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

In connection with the filing by Select Income REIT (the “Company”) of the Quarterly Report on Form 10-Q for the period ended June 30, 2014 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1)             The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barry M. Portnoy	/s/ David M. Blackman
Barry M. Portnoy	David M. Blackman
Managing Trustee	President and Chief Operating Officer

/s/ Adam D. Portnoy	/s/ John C. Popeo
Adam D. Portnoy	John C. Popeo
Managing Trustee	Treasurer and Chief Financial Officer

Date:  July 28, 2014